Exhibit 23.B
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of El Paso Corporation, Colorado Interstate Gas Company, Colorado Interstate Issuing Corporation, El Paso Natural Gas Company, Southern Natural Gas Company, Southern Natural Issuing Corporation, and Tennessee Gas Pipeline Company of the following reports:
•	Our report dated February 20, 2009, relating to the consolidated financial statements of Four Star Oil & Gas Company which appears in El Paso Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008

•	Our report dated February 26, 2009, relating to the consolidated financial statements of Citrus Corp. and Subsidiaries which appears in El Paso Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008

•	Our report dated February 25, 2008, relating to the consolidated financial statements of Citrus Corp. and Subsidiaries which appears in Southern Natural Gas Company’s Annual Report on Form 10-K for the year ended December 31, 2008
We also consent to the references to us under the heading “Experts” in such Amendment.
/s/ PricewaterhouseCoopers LLP
Houston, TX
April 9, 2009